UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2022
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On August 2, 2022, PayPal Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, the Company announced that Blake Jorgensen has been appointed to serve as Executive Vice President, Chief Financial Officer, effective August 3, 2022. Mr. Jorgensen, age 62, brings nearly 40 years of leadership experience in financial and operational excellence across various industries and a deep understanding of consumer products, technology, and commerce to his role. Mr. Jorgensen previously served as Executive Vice President of Special Projects at Electronic Arts Inc. (“EA”) from March 2022 to July 2022, as Executive Vice President and Chief Financial Officer of EA from September 2012 to March 2022, and as EA’s Chief Operating Officer from April 2018 to October 2021. He also managed EA’s Business Development team in charge of all licensing deals in sports and entertainment, as well as the Corporate Development team in charge of all M&A and partnerships. Prior to joining EA, Mr. Jorgensen served as Executive Vice President and Chief Financial Officer of Levi Strauss & Co. from July 2009 to August 2012 and was Executive Vice President and Chief Financial Officer of Yahoo! Inc. from June 2007 to June 2009. Before joining Yahoo! Inc., Mr. Jorgensen also served as Chief Operating Officer and Co-Director of Investment Banking at Thomas Weisel Partners, which he co-founded in 1998. He has also held financial and operational positions at Montgomery Securities, MAC Group/Gemini Consulting, and Marakon Associates. Mr. Jorgensen earned his M.B.A. from Harvard Business School and his undergraduate degree from Stanford University.

In connection with his appointment, Mr. Jorgensen agreed to an offer letter with the Company (the “Letter Agreement”), which provides for the following compensation arrangements:

•An annual base salary of $750,000.
•A target bonus opportunity of 125% of his annual base salary, based 25% on individual performance and 75% on Company performance. The Company performance portion of this target bonus opportunity is a performance-based restricted stock unit award scheduled to vest on February 15, 2023, with the number of shares issuable thereunder contingent on achievement of Company performance conditions set forth in the underlying award agreement, based on the 2022 PayPal Annual Incentive Plan design and metrics that apply generally to the Company’s executive vice presidents.
•The following equity grants under the PayPal Holdings, Inc. 2022 Inducement Plan offered as an inducement for Mr. Jorgensen to accept employment with the Company, in each case, effective as of September 15, 2022 (the “Grant Date”) and subject to Mr. Jorgensen’s continued employment with the Company on each applicable vesting date:
◦A new hire service-based restricted stock unit award with a grant date value of $1 million (the “RSU Grant”). The RSU Grant will vest over three years from the Grant Date: one-third will vest on the first anniversary of the Grant Date and the remainder will vest in eight equal quarterly installments thereafter.
◦A new hire performance-based restricted stock unit award with a target grant date value of $1 million (the “PBRSU Grant”). The PBRSU Grant will vest on March 1, 2025, with the number of shares issuable thereunder contingent on achievement of Company performance conditions set forth in the underlying award agreement, based on the performance metrics that apply generally to Company executives for the 2022-2024 performance period.
◦A supplemental service-based restricted stock unit award with a grant date value of $8 million (the “Supplemental Grant”). The Supplemental Grant will vest over three years from the Grant Date: one-third of such grant will vest on the first anniversary of the Grant Date and the remainder will vest in eight equal quarterly installments thereafter.
•A new hire cash bonus with an aggregate value of $6,000,000, with one-half of such amount to be paid shortly following his employment commencement date with the Company, $1 million to be paid in November 2022 and the remainder to be paid shortly following the one year anniversary of his employment commencement date with the Company, subject, in each case, to Mr. Jorgensen’s continued employment with the Company on the applicable payment date and subject to prorated clawback by the Company if he terminates employment within two years of his employment commencement date.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the U.S. Securities and Exchange Commission.

The selection of Mr. Jorgensen to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Jorgensen and any director or executive officer of the Company, and there are no transactions between Mr. Jorgensen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

With Mr. Jorgensen’s appointment, Gabrielle Rabinovitch will step down as the Company’s interim Chief Financial Officer, effective August 3, 2022. Ms. Rabinovitch will remain employed with the Company as its Senior Vice President, Corporate Finance and Investor Relations.

In addition, on August 2, 2022, Mark Britto, Executive Vice President and Chief Product Officer, notified the Company of his plan to retire from the Company at the end of the year. The Company is conducting a search for a new Chief Product Officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated August 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date:	August 2, 2022	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary